Exhibit 1.2

                     THIRD AMENDMENT TO AMENDED AND RESTATED
              REVOLVING LINE OF CREDIT LOAN AND SECURITY AGREEMENT,
                 JOINDER, ASSUMPTION AND RATIFICATION AGREEMENT

         THIS THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING LINE OF CREDIT LOAN AND SECURITY AGREEMENT, JOINDER, ASSUMPTION AND RATIFICATION AGREEMENT ("Amendment") is dated as of October 1, 2006, and is by and among (a) ESSEX CORPORATION (for itself and as successor by merger to Computer Science Innovations, Inc.), THE WINDERMERE GROUP, LLC, WINDERMERE INFORMATION TECHNOLOGY SYSTEMS, LLC, and WINDERMERE HDS, LLC (collectively, the "ORIGINAL ESSEX
BORROWERS") (b) ADAPTIVE OPTICS ASSOCIATES, INC., a Delaware corporation (the "ADDITIONAL BORROWER") and (c) BANK OF AMERICA, N.A., a national banking association (the "Lender").

                                    RECITALS:

         A. Pursuant to that certain Amended and Restated Revolving Line of Credit Loan and Security Agreement dated as of June 30, 2005 between the Lender and the Original Essex Borrowers, as amended by that certain First Amendment to Amended and Restated Revolving Line of Credit Loan and Security Agreement dated as of December 19, 2005 and that certain Second Amendment to Amended and
Restated Revolving Line of Credit Loan and Security Agreement ("SECOND AMENDMENT") dated as of September 29, 2006 (as the same may from time to time be amended, restated, extended, refinanced, replaced, supplemented or otherwise modified, the "LOAN AGREEMENT"), the Lender established a revolving credit facility pursuant to which the Lender agreed to make advances to the Original Essex Borrowers from time to time in an aggregate principal amount not to exceed Fifty Five Million Dollars ($55,000,000) at any one time outstanding.

         B. The Original Essex Borrowers desire to consummate the acquisition (the "ACQUISITION") of all of the Capital Stock and assets of the Additional Borrower, as the same transaction is more particularly described in that certain Stock Purchase Agreement of dated as of September 19, 2006. The Lender has consented to the Acquisition pursuant to the Second Amendment. Following the Acquisition, the Additional Borrower will be a wholly-owned subsidiary of Essex Corporation.

         C. The Original Essex Borrowers have asked the Lender to enter into this Amendment in order to (i) permit the Additional Borrower to assume, jointly and severally with the Original Essex Borrowers, the obligations of the Original Essex Borrowers under the Loan Documents, as amended hereby and (ii) amend the Loan Agreement and the applicable Loan Documents. The Lender is willing to do so only if the Borrowers execute and deliver this Amendment and all of the other documents called for herein.

         D. The obligations of the Original Essex Borrowers to repay advances made under the Loan Agreement is currently evidenced by that certain Second Amended and

Restated Revolving Loan Note dated September 29, 2006 from the Original Essex Borrowers to the order of the Lender in the face amount of Fifty Five Million Dollars ($55,000,000.00), which is intended to be further amended and restated concurrently with the execution of this Amendment pursuant to that certain Third Amended and Restated Revolving Loan Note from the Borrowers to the order of the Lender (as the same may from time to time be amended, restated, supplemented, or otherwise modified, the "REVOLVING NOTE"). The Loan Agreement, the Revolving Note, and all other documents now or hereafter executed and delivered by the Borrowers or any other party or parties to evidence, secure, guarantee, or otherwise in connection with the Credit Facility are hereinafter called collectively the "LOAN DOCUMENTS."

                                   AGREEMENTS:

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. TERMS DEFINED. Unless otherwise defined or stated in this Amendment, each capitalized term used in this Amendment has the meaning given to such term in the Loan Agreement (as amended by this Amendment).

         2. AMENDMENT. The Loan Agreement is, effective as of the date hereof, hereby amended as follows:

         The definitions set forth in SECTION 1.1. of the Credit Agreement are hereby amended, restated or supplemented (as appropriate) to read as follows:

         "ADDITIONAL BORROWER" means Adaptive Optics Associates, Inc.,a Delaware corporation.

         "BORROWERS" means, collectively, the Original Essex Borrowers and the Additional Borrower; PROVIDED, HOWEVER, that the Additional Borrower shall only be considered a Borrower for the purposes of Article 5 of this Agreement with respect to request for an Advance or a Letter of Credit made or issued from and after October 1, 2006.

         "ORIGINAL ESSEX BORROWERS" means Essex Corporation, Computer Science Innovations, Inc., The Windermere Group, LLC, Windermere Information Technology Systems, LLC and Windermere HDS, LLC.

         "REVOLVING NOTE" means the Borrowers' Third Amended and Restated Revolving Credit Note of even date, in the amount of Fifty-Five Million and 00/100 Dollars ($55,000,000.00), payable to the order of the Lender, and evidencing Borrowers' obligation to repay the Revolving Loan, as such Revolving Note may be amended from time to time.

Third Amendment to Amended and Restated Revolving
Line of Credit Loan and Security Agreement, Joinder,
Assumption and Ratification Agreement - Page 2

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         3. JOINDER AND ASSUMPTION.  The Additional Borrower hereby joins in and assumes all of the Obligations, jointly and severally with the Original Essex Borrowers, and the Additional Borrower hereby covenants, promises and agrees, jointly and severally with the Original Essex Borrowers: (a) to pay to the Lender the principal of and interest on the Revolving Note, and all other sums payable thereunder, at the times, in the manner, and in all respects as therein provided; (b) to perform and comply with all of the terms, covenants, agreements and obligations to be performed by the Original Essex Borrowers under the Revolving Note, the Loan Agreement, and all other Loan Documents at the times, in the manner, and in all respects as therein provided; (c) to be bound by each and all of the terms, covenants, agreements and obligations of the Revolving Note, the Loan Agreement, and all other Loan Documents as though said documents had originally been made, executed, and delivered by the Original Essex
Borrowers  and  the  Additional   Borrower   specifically   including,   without
limitation, the pledge and assignment of a security interest in the Collateral; and (d) to execute such further documents and agreements as the Lender may require to protect or perfect its interest in any collateral securing the Credit Facilities.

         4. COLLATERAL. In order to secure the full and punctual payment of the Obligations in accordance with the terms of the Loan Agreement, and to secure the due and punctual performance of the Borrowers' Obligations, the Additional Borrower confirms that it hereby pledges to the Lender and grants to the Lender a continuing lien and security interest in and to the Collateral, both now owned and existing and hereafter created, acquired and arising and regardless of where located, and all proceeds and products thereof.

         In furtherance hereof, the Additional Borrower shall execute and deliver to the Lender such pledge agreements, security agreements, real property waivers, deeds, security agreements and/or supplements thereto, without limitation, as the Lender may request in connection with the joinder of the Additional Borrower and the assumption by it of all Obligations under the Loan Agreement and other Loan Documents.

         5. RATIFICATION AND CONFIRMATION/ NO NOVATION. The Borrowers hereby ratify and confirm that this Amendment, the Loan Agreement and the Loan Documents constitute the legal, valid and binding obligations of the Borrowers, enforceable in accordance with their stated terms. The Lender and the Borrowers agree that it is their intention that nothing herein shall be construed to extinguish, release or discharge or constitute, create or effect a novation of, or an agreement to extinguish, (a) any of the obligations, indebtedness and liabilities of any party under the provisions of the Loan Documents, or (b) any assignment or pledge to the Lender of, or any security interest or lien granted to the Lender in or on, any collateral and security for such obligations, indebtedness and liabilities.

         6. CONDITIONS PRECEDENT. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent, all of which conditions precedent must be satisfied on or before October 1, 2006:

Third Amendment to Amended and Restated Revolving
Line of Credit Loan and Security Agreement, Joinder,
Assumption and Ratification Agreement - Page 3

                  (a) The Lender shall have received this Amendment executed by the parties hereto, all outstanding attorneys' fees, costs and expenses, and all fees and expenses called for herein or incurred in connection with the preparation and execution of this Amendment and the documents called for herein;

                  (b) The Lender shall have received all of the transactional documents set forth on the "Document Index" prepared and circulated concurrently herewith, specifically including without limitation (i) the Revolving Note; (ii) the opinion of counsel; (iii) the Post-Closing Agreement; and (iv) all Corporate Certificates; and

                  (c) No Default or Event of Default shall have occurred and be continuing.

         7. REPRESENTATIONS AND WARRANTIES. The Borrowers hereby represent and warrant to the Lender, and agree with the Lender that, as of the date of and after giving effect to this Amendment, (a) the execution, delivery and performance of this Amendment has been authorized by all requisite corporate action on the part of the Borrowers and will not violate any of the Borrowers' organizational documents or bylaws; (b) all representations and warranties set forth in the Loan Agreement are true and correct as if made again on and as of such date (except if and to the extent that such representations and warranties were expressly made only as of another specific date); (c) no Event of Default has occurred and is continuing; and (d) other than as previously disclosed in writing to the Lender, there is not any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that purports to or has the practical effect of: (a) materially adversely affecting the Borrowers, or (b) adversely affecting the transactions contemplated by this Amendment.

         8. LOAN AGREEMENT REMAINS IN EFFECT; NO WAIVER. All terms and provisions of the Loan Agreement and the other the Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed. No waiver by the Lender of any Default or Event of Default shall be deemed to be a waiver of any other Default or Event of Default. No delay or omission by the Lender in exercising any power, right or remedy shall impair such power, right or remedy or be construed as a waiver thereof or an acquiescence therein, and no single, periodic or partial exercise of any such power, right or remedy shall preclude other or further exercise thereof or the exercise of any other power, right or remedy under the Agreement, the Loan Documents or otherwise.

         9. COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

         10. NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN AND AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF

Third Amendment to Amended and Restated Revolving
Line of Credit Loan and Security Agreement, Joinder,
Assumption and Ratification Agreement - Page 4

PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN (A) THE BORROWERS AND (B) THE LENDER.

         11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Lender or any closing shall affect the representations and warranties or the right of the Lender to rely upon such representations and warranties.

         12. REFERENCE TO LOAN AGREEMENT. This Amendment shall constitute a Loan Document. Each of the Loan Documents, including the Loan Agreement, this Amendment and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are (if and to the extent necessary) hereby amended so that any reference in such Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

         13. SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         15. SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of the Lender, the Lender, the Borrowers and any other Loan Parties and their respective successors and assigns; PROVIDED, HOWEVER, that the Borrowers may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Lender.

         16. HEADINGS. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

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Third Amendment to Amended and Restated Revolving
Line of Credit Loan and Security Agreement, Joinder,
Assumption and Ratification Agreement - Page 5

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers effective as of the day and year first above written.

                       BORROWER:

                       ESSEX CORPORATION, a Virginia corporation


                       By:      /S/ LEONARD E. MOODISPAW
                                -----------------------------------
                                Leonard E. Moodispaw
                                President and Chief Executive Officer


                       THE WINDERMERE GROUP, LLC,
                       a Maryland limited liability company



                       By:      /S/ LEONARD E. MOODISPAW
                                -----------------------------------
                                Leonard E. Moodispaw
                                President and Chief Executive Officer


                       WINDERMERE INFORMATION TECHNOLOGY SYSTEMS, LLC, a Maryland limited liability company



                       By:      /S/ LEONARD E. MOODISPAW
                                -----------------------------------
                                Leonard E. Moodispaw
                                President and Chief Executive Officer


                       WINDERMERE HDS, LLC,
                       a Maryland limited liability company



                       By:      /S/ LEONARD E. MOODISPAW
                                -----------------------------------
                                Leonard E. Moodispaw
                                President and Chief Executive Officer

Third Amendment to Amended and Restated Revolving
Line of Credit Loan and Security Agreement, Joinder,
Assumption and Ratification Agreement - Page 6

                       ADAPTIVE OPTICS ASSOCIATES, INC.,
                       a Delaware corporation



                       By:      /S/ LEONARD E. MOODISPAW
                                -----------------------------------
                                Leonard E. Moodispaw
                                President and Chief Executive Officer



                       BANK OF AMERICA, N.A.


                       By:      /S/ JESSICA L. TENCZA
                                --------------------------------------------
                                Jessica L. Tencza
                                Vice President


Third Amendment to Amended and Restated Revolving
Line of Credit Loan and Security Agreement, Joinder,
Assumption and Ratification Agreement - Page 7